UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2022

Benessere Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39836	85-3223033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Avenue #440

Miami, FL 33130

(Address of principal executive offices, including zip code)

(561) 467-5200

Registrant’s telephone number, including area code

78 SW 7th Street, Unit 800

Miami, FL 33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Right and three-fourths of one Redeemable Warrant	BENEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BENE	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Class A Common Stock	BENER	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share Class A Common Stock for $11.50 per share	BENEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed by Benessere Capital Acquisition Corp., a Delaware corporation (“Benessere”), in its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on November 30, 2021, Benessere entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated November 23, 2021, by and among (i) Benessere, (ii) BCAC Holdings Inc., a Delaware corporation (“BCAC Holdings”), (iii) BCAC Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of BCAC Holdings (“Purchaser Merger Sub”), (iv) BCAC Company Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of BCAC Holdings (“Company Merger Sub”), (v) BCAC Purchaser Rep LLC, a Delaware limited liability company (the “Purchaser Representative”), in the capacity as the representative for the equity holders of Pubco (other than certain holders of securities of eCombustible, defined below), (vi) Jorge Arevalo in the capacity as the representative for certain security holders of eCombustible (the “Seller Representative”) and (vii) eCombustible Energy LLC, a Delaware limited liability company (“eCombustible”). The Merger Agreement was amended on June 5, 2022 (the “First Amendment”) to, among other things, extend the date by which the closing of the transactions contemplated by the Merger Agreement (the “Closing”) must occur, from May 23, 2022 to October 7, 2022 (the “Outside Date”). Pursuant to the First Amendment, since the Closing did not occur on or prior to the Outside Date, the Merger Agreement may be terminated by either Benessere or eCombustible upon written notice to the other party.

On October 8, 2022, Benessere received written notice that eCombustible had terminated the Merger Agreement.

As a result of the termination of the Merger Agreement, the Merger Agreement will be of no further force and effect, and certain agreements entered into in connection with the Merger Agreement, including but not limited to, the Voting Agreement and Sponsor Support Agreement, will also automatically either be terminated in accordance with their terms or be of no further force and effect.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the full text of the Merger Agreement and the First Amendment, which were previously filed as Exhibit 2.1 to the Current Reports on Form 8-K filed with the SEC on November 30, 2021 and June 9, 2022, respectively, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 8, 2022, Joseph Porello resigned as director of Benessere. Mr. Porello’s resignation was not the result of any disagreement with Benessere’s operations, policies or practices.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Benessere’s inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including Benessere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents Benessere has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Benessere expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Benessere’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benessere Capital Acquisition Corp.

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Chief Executive Officer

Dated: October 14, 2022